Exhibit 4(a)13

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of October 30, 2003 (the “Effective Date”), by and among ViryaNet Ltd., a company organized under the laws of the State of Israel (the “Company”) and LibertyView Special Opportunities Fund, LP, Oded Unger, Adv., Lior Bregman and Rochelle Zudkewich (each, a “Purchaser”, and collectively, the “Purchasers”)

W I T N E S S E T H:

WHEREAS,	The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to raise additional capital by means of the issuance of Ordinary Shares of the Company, nominal value NIS 1.0 per share (each, an “Ordinary Share” and collectively, the “Ordinary Shares”; all Ordinary Shares purchased by the Purchasers under this Agreement shall be referred to as the “Purchased Shares” and the Ordinary Shares purchased by a Purchaser shall be referred to as the “Respective Purchased Shares”), at a price per Purchased Share of US$3.406 (the “Purchase Price Per Share”) (unless otherwise explicitly indicated, all monetary amounts herein designated by the symbol “$” are in United States dollars) as set forth below.

WHEREAS,	The Purchasers wishes to invest in the Company an amount of $1,762,000 (such aggregate amount, the “Purchase Price”) by the purchase of Purchased Shares from the Company pursuant to the terms and conditions more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Issuance and Purchase of Ordinary Shares. Subject to the terms and conditions hereof and the payment of the Purchase Price by the Purchaser, the Company shall, as of the Closing, issue and allot to the Purchasers an aggregate of 517,322 Ordinary Shares of the Company, in accordance with the table attached as Exhibit 1 setting forth the respective Purchase Price and number of Purchased Shares per each of the Purchasers.

2.	Closing.

2.1.	Closing. The sale and purchase hereunder shall take place on the Effective Date or as soon as indicated by the Company (the “Closing”) at the offices of the Company.

2.2.	Transactions at Closings. At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously, and no transactions shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

2.2.1.	The Company shall deliver to the Purchasers true and correct copies of resolutions of the Company’s Board of Directors (the “Board Resolutions”) (i) authorizing the execution of the Agreement, the Registration Rights Agreement, the Lock-up Agreement and the Warrant (collectively, the “Transaction Documents”) and the consummation of the transactions set forth in such Transaction Documents, and (ii) issuing and allotting to the Purchasers the Ordinary Shares, all in accordance with the form of the Board Resolution set forth in Exhibit 2.2.1(a) hereto;

2.2.2.	The Company shall deliver to the Purchasers the following documents at the Closing (with respect to subsection (a) only, as soon as practicable after the Closing):

(a)	Validly executed share certificate representing the Respective Purchased Shares, issued in the name of each Purchaser;

(b)	A certificate duly executed by the Chairman of the Board of the Company, dated as of the Closing, in a form attached as Exhibit 2.2.2(b) hereto;

(c)	A legal opinion of Meitar, Liquornik, Geva & Leshem, Brandwein, Israeli counsel to the Company, in a form attached as Exhibit 2.2.2(c) hereto; and

(d)	Validly executed warrant (the “Warrant”) in a form attached as Exhibit 2.2.2(d)

2

2.2.3.	Each Purchaser shall deliver to the Company an undertaking to the Chief Scientist of the Ministry of Trade and Commerce of the State of Israel, duly executed by the Purchaser, in the form attached hereto as Exhibit 2.2.3.

2.2.4.	Each Purchaser shall cause the transfer to the Company of the applicable Purchase Price for its Respective Purchased Shares in immediately available funds, by wire transfer to the following bank account of the Company Bank Name: Silicon Valley Bank; Account Name: ViryaNet Inc, 2 Willow Street, Southborough, MA 01745; Account Number: 3300041451; Bank ABA Number: 121140399; The payment of the Purchase Price at the Closing shall be in US dollars.

2.2.5.	At the Closing, the Company and the Purchasers shall enter into the Registration Rights Agreement, in the form attached hereto as Exhibit 2.2.5 hereto.

2.2.6.	At the Closing, the Company and the Purchasers shall enter into the Lock-Up Agreement, in the form attached hereto as Exhibit 2.2.6 hereto.

3.	Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and, where appropriate, covenants with the Purchasers at the Closings, except as set forth in the Company Disclosure Schedule attached as Exhibit 3 hereto, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

3.1.

Organization. The Company is duly organized and validly existing under the laws of the State of Israel, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted. The Company has all requisite power and authority to execute and deliver this Agreement and other agreements contemplated hereby or which are ancillary hereto, including the Transaction Documents, and to consummate the transactions contemplated hereby and thereby. The Company has not taken any action or failed to take any action, which action or failure would preclude or prevent the Company from conducting its

3

business after the Closing in the manner heretofore conducted. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted and as proposed to be conducted, the lack of which could materially adversely affect the business, properties, prospects or financial condition of the Company.

3.2.	Share Capital. Immediately after the Closing, the authorized share capital of the Company shall be NIS 4,200,000 divided into 4,200,000 Ordinary Shares, of which 3,766,980 are issued and outstanding, all as specified in the capitalization table set forth in Section 3.2 of the Company Disclosure Schedule (the “Capitalization Table”). Except as set forth in the Capitalization Table, the transactions contemplated by this Agreement, the Transaction Documents and in the Articles of Association, there are no other share or equity capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Company any share or equity capital of the Company and there are not any contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any share or equity capital of the Company or under which the Company is, or may become, obligated to issue any of its securities. All issued and outstanding share capital of the Company is duly authorized, validly issued and outstanding and fully paid and non-assessable.

3.3.	The Purchased Shares. The Purchased Shares, when and if issued and allotted in accordance with this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and free of any preemptive rights, and will have the rights, preferences, privileges and restrictions set forth in the Articles of Association and will be free and clear of any liens, claims, encumbrances or third party rights of any kind and duly registered in the name of the Purchasers in the Company’s share transfer register.

3.4.	Subsidiaries. Other than the subsidiaries set forth in Section 3.4 of the Company Disclosure Schedule

4

(the “Subsidiaries”), the Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity. ViryaNet, Inc. is duly organized and validly existing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business and its ownership or leasing of property require it to be so qualified. The Company holds title to all shares of the Subsidiaries free of any preemptive rights and free and clear of any liens, claims, encumbrances or third party rights of any kind.

3.5.	SEC Filings; Financial Statements.

3.5.1.

The Company has timely or within the extensions granted by the U.S. Securities and Exchange Commission (“SEC”), filed all required forms, reports and documents with the SEC since becoming a SEC reporting company on September 19, 2000, and (except as set forth in Section 3.5.1 of Company Disclosure Schedule) has complied with all applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, each as in effect on the dates such forms, reports, and documents were filed. The Company has made available to the Purchaser accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the SEC between such date and the date of this Agreement (the “Company SEC Documents”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) each of the Company SEC Documents, including any financial statements or schedules included or

5

incorporated by reference therein, complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder (as the case may be).

3.5.2.	The consolidated financial statements contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with US generally accepted accounting principles applied on a consistent basis throughout the periods covered; and (iii) fairly present the consolidated financial position of Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Company and its subsidiaries for the periods covered thereby.

3.6.	Authority; Binding Nature of the Transaction Documents. The Company has the rights, power and authority to perform its obligations under the Transaction Documents. The execution, delivery and performance by Company of each of the Transaction Documents have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.7.	Consents and Approvals. Except as set forth on Section 3.7 of the Company Disclosure Schedule, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any governmental body is necessary for the consummation by the Company of the transactions contemplated by the Transaction Documents.

3.8.	No Violation. Neither the execution and delivery of the Transaction Documents by the Company, the performance by it of its obligations hereunder nor

6

the consummation by the Company of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Articles of Association or Memorandum of Association of the Company, or (b) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any court or domestic or foreign governmental body applicable to the Company, or (c) constitute a default under any material contract to which the Company is party.

3.9.	Additional Representations. Until the expiration of the Survival Period (defined below), any additional representations which may be made by the Company in the next financing round after the Closing hereunder shall be deemed to be, for all intents and purposes, incorporated by reference into this Agreement and apply to the investment of Purchaser under this Agreement.

3.10.	No Brokers. Except as set forth on Section 3.10 of the Company Disclosure Schedule, No broker’s or finder’s or placement fee or commission will be payable by the Company in connection with the transactions under the Transaction Documents and the Company will hold the Purchaser harmless from any claim, demand or liability for broker’s or finder’s or placement fees or commissions alleged to have been incurred by such Purchaser in connection with the issuance of such securities.

4.	Representations and Warranties of the Purchasers. Each of the Purchasers hereby represents and warrants to the Company, severally but not jointly, as follows:

4.1.	Authorization. The execution, delivery and performance of the Transaction Documents by the Purchaser have been duly authorized by all necessary corporate or other action.

4.2.

The Purchaser (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, (ii) is acquiring the Purchased Shares for its own account and not with a present view to the distribution of any part thereof, and (iii) the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or

7

grant participations to such person or to any third person, with respect to any of the Purchased Shares.

4.3.	No broker’s or finder’s or placement fee or commission will be payable by the Purchaser in connection with the transactions under the Transaction Documents and the Purchaser will hold the Company harmless from any claim, demand or liability for broker’s or finder’s or placement fees or commissions alleged to have been incurred by the Company in connection with the issuance of such securities.

4.4.	The Purchaser has been furnished by the Company with, and reviewed, the Company’s Form 20-F for the fiscal years ended December 31, 2001 and December 31, 2002, and the Forms 6-K for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

4.5.	The Purchaser has been furnished access to the business records of the Company and such additional information and documents as such Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the Transaction Documents, the purchase of Purchased Shares, the Company’s business, operations, market potential, capitalization, financial condition and prospects, and all other matters deemed relevant by such purchase.

4.6.	The Purchaser has sought independent legal, investment and tax advice to the extent that it has deemed necessary and appropriate in connection with such Purchaser’s decision to purchase the Purchased Shares and the transactions set forth in the Transaction Documents, and has not relied on the representations of any party other than the Company.

4.7.	The Purchaser understands that the Purchased Shares, shall bear legends in the form set forth in this Agreement.

4.8.	The Purchaser understands that the Purchased Shares are being offered and sold to it in reliance

8

upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser thereunder.

4.9.	The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Purchased Shares.

5.	Conditions of Closing of the Purchasers. The obligations of the Purchasers to consummate the Closing and transfer funds at the Closing are subject to the fulfillment at or before each Closing of the following conditions precedent, any one or more of which may be waived in whole or in part by the Purchasers, which waiver shall be at the sole discretion of such Purchasers:

5.1.	Representations and Warranties. The representations and warranties made by the Company in this Agreement shall have been true and correct when made, and shall be true and correct as of the Closing as if made on the date of the Closing.

5.2.	Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed or complied with by the Company prior to the Closing shall have been performed or complied with by the Company prior to or at the Closing.

5.3.	Consents, etc. The Company shall have secured all permits, consents, authorizations and approvals that shall be necessary or required lawfully to consummate the transactions to be consummated prior to the Closing pursuant to the Transaction Documents and to issue the Purchased Shares to be purchased by the Purchasers at the Closing.

5.4.	Delivery of Documents. All of the documents to be delivered by the Company pursuant to Section 2.2 shall have been delivered to the Purchasers.

9

5.5.	Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchasers or their counsel may request.

6.	Conditions of Closing of the Company. The Company’s obligations to sell and issue the Purchased Shares at the Closing are subject to the fulfillment at or before such Closing of the following conditions, which may be waived in whole or in part by the Company, and which waiver shall be at the sole discretion of the Company:

6.1.	Representations and Warranties. The representations and warranties made by the Purchasers in this Agreement shall have been true and correct when made, and shall be true and correct as of the date of the Closing.

6.2.	Covenants. All covenants, agreements and conditions contained in this Agreement to be performed, or complied with, by the Purchasers prior to the Closing shall have been performed or complied with by the Purchasers prior to the Closing.

6.3.	Consents, etc. The Company shall have secured all permits, consents, authorizations and approvals that shall be necessary or required lawfully to consummate the transactions contemplated by the Transaction Documents and to issue the Purchased Shares to be purchased by the Purchasers at the Closing.

6.4.	Purchase Price. The Purchasers shall have transferred to the Company the applicable Purchase Price.

7.	Affirmative Covenants.

7.1.	Use of Proceeds. The Company shall use the proceeds of the issuance and sale of the Purchased Shares in accordance with the Company’s budget as approved by the Company’s Board.

10

7.2.	Stamp Tax. The Company shall pay all stamp duty applicable in connection with this Agreement and the Transaction Documents and the issuance of the Purchased Shares, if and when applicable.

7.3.	Legends. Any stock certificate representing Purchased Shares, if and when issued, shall bear a legend reading substantially as follows:

THE SHARES REPRESENTED BY THIS STOCK CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSE ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. NEITHER SECURITY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

8.	Miscellaneous.

8.1.	Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of the Transaction Documents and the intentions of the parties as reflected thereby.

8.2.	Survival of Representations. All representations and warranties made by any party to this Agreement or pursuant hereto shall survive the Closing and shall remain in full force and effect for a period of one (1) year following the date of the Closing (the “Survival Period”). The representations of the Company set forth in Section 3.1. of this Agreement shall survive the Closing indefinitely.

8.3.	Governing Law; Jurisdiction. The transactions contemplated under the Transaction Documents

11

shall be governed by the laws of the state of Israel; all disputes arising of the transactions contemplated under the Transaction Documents or any interpretation controversies regarding the Transaction Documents or the transactions contemplated thereto shall be brought before the International Chamber of Commerce in Geneva, Switzerland.

8.4.	Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. None of the rights, privileges or obligations set forth in, arising under or created by this Agreement may be assigned or transferred by Purchasers without the consent of the Company, except for any transfers or assignments to any Affiliate of Purchasers. For purposes of this Agreement, the term “Affiliate” shall mean (a) any general, special or limited partner, member, shareholder or any other person or entity that holds a beneficial interest in Purchasers, or (b) an “affiliate” as defined in Rule 144 promulgated under the U.S. Securities Act of 1933.

8.5.	Entire Agreement; Amendment and Waiver. This Agreement, the recitals hereto, the Schedules and the Exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by written agreement specifically referring to this Agreement and signed by the Company and the Purchasers.

8.6.

Notices. All notices and other communications required or permitted hereunder to be given to a party to this Agreement and any of the Transaction Documents shall be in writing and shall be delivered by hand or by messenger, addressed to such party’s address as set forth on Exhibit 8.6, or such other address with respect to a party as such party shall notify each other party in writing as provided herein and on Exhibit 8.6. Any notice sent in accordance

12

with this Section 8.6 shall be effective (i) if sent by messenger, upon delivery, and (ii) if sent via overnight courier, upon delivery of such internationally recognized overnight courier service, including, but not limited to, DHL or Federal Express.

8.7.	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

8.8.	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

8.9.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

8.10.

Further Actions. Each of the parties hereto shall, from time to time after the Closing, upon the request of the other party hereto and at the expense of such requesting party, duly execute, acknowledge and

13

deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably requested by the other party to further effectuate the intents and purposes of this Agreement.

8.11.

Confidentiality. Each Purchaser agrees that any information obtained by such Purchaser from or on behalf of the Company which has been marked as confidential (including the contents of all of the Transaction Documents) will not be disclosed to any person other than such Purchaser’s officers, directors, and employees, professional advisors, consultants, or agents, each on a need-to-know basis only, without the prior written consent of the Company and will not be used by such Purchaser other than in connection with the transactions contemplated by this Agreement (including all reporting obligations that such Purchaser may be obligated to undertake as a result of such transactions); provided, however, that such Purchaser may disclose such information in connection with periodic reports to their shareholders, partners, members, professional advisors and potential acquirer(s) and such acquirer’s professional advisors, subject to such third parties being under confidentiality obligations to such Purchaser that cover the disclosed confidential information. The Company agrees that the contents of this Agreement and the Transaction Documents shall be treated by it as confidential information, and shall not be disclosed to any person except as required by law. Confidential information as referred to in this Section 8.11 shall not include information, with respect to the Purchaser, (i) which is or becomes public knowledge through no fault of the Purchaser; (ii) which was or is known by the Purchaser prior or at the time of disclosure by the disclosing party as can be evidenced by the Purchaser; (iii) is or has become lawfully available to the Purchaser from a source (other than the Company) which the Purchaser does not know or reasonably believe to be under an obligation of confidentiality; (iv) is disclosed with the prior written consent of the Company; or (v) is legally required to be disclosed by judicial as other governmental action, provided, however, that prompt notice of such judicial or other

14

governmental action shall have been given to the Company, provided that if Purchaser receives a subpoena or similar document requiring it to disclose the Confidential information, the Purchaser shall notify the Company so that the Company can take appropriate action to suppress the disclosure of its Confidential Information or else insure that its Confidential information is disclosed under confidentiality provisions only.

8.12.	Indemnification by Company. During the Survival Period and subject to Section 8.14 below, the Company shall and hereby does indemnify and hold the Purchasers harmless from and against and in respect of any and all actual loss, damage and expense incurred (other than losses that the Purchasers may incur as a stockholder of the Company) by the Purchasers resulting from, arising out of, attributable to, or in any manner connected with:

(a)	Any misrepresentation or breach of any representation or warranty made by the Company pursuant to this Agreement or failure to fulfill any covenant or agreement on the part of the Company contained in this Agreement or in any certificate or other document delivered, or to be delivered, by the Company to the Purchasers in connection with this Agreement; and

(b)	Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

If any event shall occur or any circumstance arise which might give rise to a claim in respect of any matter against which the Company has indemnified the Purchasers hereunder, the Purchasers promptly shall give notice thereof to the Company. Such notice shall be given within fifteen (15) days after said claim shall have been presented to the

15

Purchasers. Unless the parties otherwise agree in writing, the Company shall defend against all such third-party claims or otherwise satisfy said claims, at its sole cost and expense, through counsel and accountants designated by it, which approval shall not be delayed or withheld unreasonably. The Purchasers shall have the right to participate with the Company in the defense of any such matter. The Company shall not be liable for any settlement of a claim by the Purchasers without the Company’s consent. Notwithstanding anything to the contrary herein, the Purchasers shall not lay claim and the Company shall not be liable under this Section for any action, proceeding or investigation in respect of which indemnity may be sought as provided above, amounting to less than $50,000 in the aggregate, provided that such persons shall be liable from the first dollar for any claim or claims exceeding such amount.

8.13.	Indemnification by Purchasers. During the Survival Period and subject to Section 18.14 below, each Purchaser shall and hereby does indemnify and hold the Company harmless from and against and in respect of any and all actual loss, damage and expense incurred by the Company resulting from, arising out of, attributable to, or in any manner connected with:

(a)	Any misrepresentation or breach of any representation or warranty made by the Purchaser pursuant to this Agreement or failure to fulfill any covenant or agreement on the part of the Purchaser contained in this Agreement or in any certificate or other document delivered, or to be delivered, by the Purchaser to the Company in connection with this Agreement; and

(b)	Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

16

If any event shall occur or any circumstance arise which might give rise to a claim in respect of any matter against which the Purchaser has indemnified the Company hereunder, the Company promptly shall give notice thereof to the Purchaser. Such notice shall be given within fifteen (15) days after said claim shall have been presented to the Company. Unless the parties otherwise agree in writing, the Purchaser shall defend against all such third-party claims or otherwise satisfy said claims, at its sole cost and expense, through counsel and accountants designated by it, which approval shall not be delayed or withheld unreasonably. The Company shall have the right to participate with the Purchaser in the defense of any such matter. The Purchaser shall not be liable for any settlement of a claim by the Company without the Purchaser’s consent. Notwithstanding anything to the contrary herein, the Company shall not lay claim and the Purchaser shall not be liable under this Section for any action, proceeding or investigation in respect of which indemnity may be sought as provided above, amounting to less than $50,000 in the aggregate, provided that such persons shall be liable from the first dollar for any claim or claims exceeding such amount.

8.14.	Limitation of Liability. In no event shall either the Company or the Purchasers be liable to the other party for any consequential, indirect, special or incidental costs, damages or loss (including, without limitation, lost profits, loss of business), regardless of the nature, arising out of or relating in any way to this Agreement.

17

IN WITNESS WHEREOF the parties hereto have signed this Share Purchase Agreement as of the date first set forth above.

VIRYANET LIMITED	LIBERTYVIEW SPECIAL OPPORTUNITIES FUND, LP

By:	By:

ODED UNGER	LIOR BREGMAN

ROCHELLE ZUDKEWICH

18

Exhibit 1

Purchaser	Number of Purchased Share	Purchaser’s Purchase Price
LibertyView Special Opportunities Fund, LP	159,130	$542,000
Oded Unger, Adv.	234,880	$800,000
Lior Bregman	88,080	$300,000
Rochelle Zudkewich	35,232	$120,000

19

Exhibit 8.6

Notices

Notices under the Agreement shall be provided to parties to the addresses detailed below, as may be modified in accordance with the Agreement:

1.	If to the Company at:

ViryaNet Ltd.

C/o ViryaNet, Inc.

2 Willow Street

Southborough, MA 01745

Attention: Win Burke, Chief Executive Officer

Facsimile: 508 490 8666

Meitar, Liquornik, Geva & Leshem, Brandwein

16 Abba Hillel Silver Rd.

Ramat Gan, 52506

Israel

Attention: Raanan Lerner, Adv.

Facsimile: + 972 3 6103 111

2.	If to the Purchasers at:

20

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (“Agreement”) is dated as of October 30, 2003, by and among ViryaNet Ltd., an Israeli corporation (the “Company”) and LibertyView Special Opportunities Fund, LP, Oded Unger, Adv., Lior Bregman and Rochelle Zudkewich (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

A. This Agreement is being delivered in connection with the Share Purchase Agreement (the “Share Purchase Agreement”) dated as of October 30, 2003 by and among the Company and the Stockholders.

B. The Company and the Stockholders believe it to be in their best interests that certain transfer restrictions be imposed on the Ordinary Shares of the Company to be issued pursuant to the Share Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and in the Share Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

1.1 “Ordinary Shares” shall mean the ordinary shares, par value NIS 1.00 each, of the Company.

1.2 “Registration Rights Agreement” shall mean that certain Registration Rights Agreement entered as of the date of this Agreement by and between the Company and the Stockholders.

1.3 “Subject Shares” shall mean the Ordinary Shares issued to the Stockholders pursuant to the Share Purchase Agreement and any Ordinary Shares issued as a dividend or in connection with a stock split, recapitalization, reclassification, subdivision, combination or exchange of Ordinary Shares of the Company.

1.4 “Transfer” shall mean to transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), transfer by operation of law (other than by way of a merger or consolidation of the Company) or in any other way encumber or dispose of, directly or indirectly and whether or not voluntarily, other than a transfer of Ordinary Shares by a Stockholder to an Affiliate of such Stockholder who executes a written agreement, which is reasonably satisfactory to Company, agreeing to be bound by the terms and provisions of this Agreement.

1.5 “Affiliate” shall mean (a) any general, special or limited partner, member, shareholder or any other person or entity who holds a beneficial interest in the Stockholder, (b) an “affiliate,” as defined in Rule 144(a)(1) prescribed by the Securities and Exchange Commission, of such Stockholder.

2. Restrictions on Transfer of Subject Shares. Each Stockholder shall not Transfer any Subject Shares prior to the date that is six (6) months after the date of this Agreement (such six month period referred to as the “Period”). Following the completion of the Period such Ordinary Shares shall not be subject to Transfer limitations under this Agreement. Notwithstanding the foregoing the Stockholder shall be free to Transfer any Subject Shares which are Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the terms of the Registration Rights Agreement.

3. “Market Stand-Off” Agreement. Each Stockholder hereby agrees that for a period of up to 90 days or such lesser period of time as requested by the underwriters of an underwritten offering of the Company’s securities, following the effective date of a registration statement of the Company filed under the Securities Act of 1933, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly, sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by it at any time during such period except for securities included in such registration, provided, however, the Stockholder shall be prevented by reason of this Section 3 from Transferring only as long as (A)(i) Samuel HaCohen, (ii) Win Burke and Al Gabrielli (provided that they are employed by the Company or its Affiliates), (iii) the Company’s VP Sales, (iv) and other person serving as Chairman, CEO, CFO and VP Sales of the parent, and (v) three percent (3%) shareholders of the Company, have also signed a similar agreement, and (B) the underwriters shall not release any party from any lock-up agreement or similar agreement (a “Lock Up Release”) without (x) providing the undersigned at least three (3) business days’ prior written notice of the effective date of the Lock Up Release and (y) simultaneously releasing the undersigned and its Affiliates to the same extent from any lock-up letter or similar agreement to which they are a party. The Stockholder shall not be prevented by reason of this Section 3 from Transferring any Subject Shares at any time after the expiration of the fifteen month period commencing on the date hereof.

4. Compliance with Law. Notwithstanding anything to the contrary contained herein, all Transfers shall be in compliance with the United States Securities Act of 1933, as amended, and all other applicable securities law and legal requirements.

5. Legend. Each Stockholder agrees that any certificates evidencing Subject Shares shall be stamped or endorsed with a legend in substantially the following form; provided, that the Company shall upon termination of this Agreement promptly, upon request, deliver replacement certificates without the legend below in exchange for the legended certificates:

THE TRANSFER OF THE ORDINARY SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A LOCK-UP AGREEMENT DATED AS OF OCTOBER 30, 2003, AMONG THE COMPANY AND PURCHASERS IDENTIFIED IN SUCH

AGREEMENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY.

6. Representations and Warranties of the Stockholder. Each Stockholder represents and warrants to the Company as follows: The Stockholder has the necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7. Integration. This Agreement, the Share Purchase Agreement and the Registration Rights Agreement (including the Exhibits thereto), and the agreements, documents, certificates and instruments referred to herein and therein constitute the entire agreement and supersede all prior agreements and understandings between the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to its subject matter other than those expressly set forth or referred to herein.

8. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

9. Severability. If any term or provision of this Agreement or any application thereof shall be declared or held invalid, illegal or unenforceable, in whole or in part, whether generally or in any particular jurisdiction, such provision shall be deemed amended to the extent, but only to the extent, necessary to cure such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions, both generally and in every other jurisdiction, shall not in any way be affected or impaired thereby.

10. Amendment; Waiver. This Agreement may be amended only by a written instrument duly executed by each party hereto. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, any such waiver being effective only if contained in a writing executed by the party against whom the waiver is sought to be enforced.

11. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested):

If to Company:

ViryaNet Ltd.

c/o ViryaNet Inc.

2 Willow Street

Southborough, MA, 01745

Attention: Win Burke, Chief Executive Officer

With a copy to:

Meitar, Liquornik, Geva & Leshem, Brandwein

16 Abba Hillel Silver Rd.

Ramat Gan, 52506

Israel

Attention: Raanan Lerner, Adv.

If to the Stockholders, to the addresses set forth in the Share Purchase Agreement.

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

12. Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors, heirs, executors and other legal representatives and permitted assigns of the parties hereto. This Agreement and the rights hereunder shall not be assignable or transferable by the Stockholders, except as provided for herein, without the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. The Company may assign this Agreement and its rights hereunder to any successor-in-interest.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws). Each party to this Agreement consents to the exclusive jurisdiction and venue of the courts of the State of New York.

14. Further Assurances. From time to time, as and when requested by any party hereto and without further consideration, the other parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

15. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

16. Limitation of Liability. In no event shall either the Company or the Stockholders be liable to the other party for any consequential, indirect, special or incidental costs, damages or loss (including, without limitation, lost profits, loss of business), regardless of the nature, arising out of or relating in any way to this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Lock-Up Agreement as of the date set forth above.

VIRYANET LIMITED	LIBERTYVIEW SPECIAL OPPORTUNITIES FUND, LP

By:	By:

ODED UNGER	LIOR BREGMAN

ROCHELLE ZUDKEWICH

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of the 30th day of October, 2003, by and among ViryaNet Ltd., a company organized under the laws of the State of Israel (the “Company”), and LibertyView Special Opportunities Fund, LP, Oded Unger, Adv., Lior Bregman and Rochelle Zudkewich (each, a “Shareholder”, and collectively, the “Shareholders”)

W I T N E S S E T H:

WHEREAS, the Company and the Shareholders have entered into a Share Purchase Agreement (the “Purchase Agreement”), pursuant to which the Shareholders will become a holder of an aggregate of 517,322 Ordinary Shares par value NIS 1.0 of the Company; and

WHEREAS, a condition to the closing of the Purchase Agreement (the “Closing”) is that the parties hereto enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Definitions

Terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Agreement. As used in this Agreement, the following terms have the following meanings:

1.1.	The term “Companies Law” shall mean the Israeli Companies Law of 1999, as amended.

1.2.	The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.3.	The term “Form F-3” shall mean such form under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.4.	The term “Holders” shall mean the holders of registration rights under registration rights agreements to which the Company is party to, except for the Shareholders.

1.5.	The term “Israeli Securities Law” shall mean the Israeli Securities Law - 1968, as amended.

1.6.	The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document or the equivalent actions under the laws of another jurisdiction.

1.7.	The term “Registrable Securities” shall mean Ordinary Shares issued to the Shareholders under the Purchase Agreement. For the purpose of Sections 2.5 and 4.3, the Registrable Securities shall include in addition, securities granted to other holders of registration rights under other agreement with the Company.

1.8.	The term “SEC” shall mean the U.S. Securities and Exchange Commission.

1.9.	The term “Securities Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.	Required Registration

2.1.	Subject to the provisions of that certain Lock-Up Agreement, attached as an exhibit to the Agreement, as well as to the provisions of this Agreement, the Company shall use reasonable efforts to effect within six (6) months period from the date of the Closing (the “Registration Deadline”), a registration statement on Form F-1 under the Securities Act covering the registration of all the Registrable Securities. The Company shall, within reasonable time prior to the filing of the said Form F-1, give written notice of such registration to all other holders of registration rights under other agreements of the Company. Subject to Section 2.2 below, in the event that the above registration statement is not declared effective by the Registration Deadline, the Company shall pay in cash to the Shareholders, on a monthly basis, one percent (1%) of the total purchase amount of the Ordinary Shares purchased pursuant to the Purchase Agreement for every 30 days thereafter (pro-rated for partial months) until the Registration Statement is declared effective, provided however that in no event shall the Company be required to pay the Shareholders more than 5% of the total purchase amount of the Ordinary Shares purchased pursuant to the Purchase Agreement (even if the delay is more than 5 months after the Registration Deadline).

2.2.	If the Company shall furnish to the Shareholders pursuant to this Section 2 a certificate signed by the Chief Executive Officer of the Company or the Chairman of the Company’s Board of Directors

stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration to be effected at such time, the Company shall have the right to defer the effectiveness of the registration statement for a period of not more than one hundred and twenty (120) days. In the event that the registration statement is deferred under this Section 2.2 than the “Registration Deadline” shall be extended by such additional period (not to exceed 120 days) (the “Deferral Period”) and the compensation described in Section 2.1 above shall only become effective after the lapse of the Deferral Period.

2.3.	In the case of any registration effected pursuant to this Section 2, the Company shall have the right to designate the managing underwriter(s), if any, in any underwritten offering, subject to the reasonable prior approval of the Shareholders.

2.4.	The Company, the Shareholders and all Holders participating in such underwritten registration shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

2.5.	Notwithstanding any other provision of this Section 2 (except for Section 2.2), if the underwriter of a registration being made pursuant to Section 2 advises the Shareholders or the Holders in writing that marketing factors require a limitation of the number of Registrable Securities to be included in such underwritten registration, then the Shareholders and the Holders wishing to participate in such underwritten registration shall be cut back on a pro-rata basis.

2.6.	The Company shall not be required to effect more than one (1) registration pursuant to Section 2. If the Company shall be eligible to use a registration statement on Form F-3 in connection with the any registration under this Section 2, such registration may be effected by the Company on Form F-3.

2.7.	The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after the registration requested pursuant to this Section 2 and to become effective less than one hundred and twenty (120) days after the effective date of a registration made pursuant to this Section 2.

2.8.	The Shareholders may request to withdraw the registration under this Section 2, at any time and shall not be deemed to have exhausted any rights to make a registration under this Section 2 in the future, provided that he reimburses the Company for all of its costs and expenses incurred in connection with such withdrawn demand registration (collectively, “Company Expenses”), if such registration has in fact been cancelled.

3.	Shelf Registration

3.1.	From such time as the Company becomes eligible to file registration statements on Form F-3, at the request of the holders following 6 month from the Closing to file a shelf registration statement pursuant to Rule 415 under the Securities Act with the SEC, the Company shall:

3.1.1.	within twenty (20) days after receipt of any such request, give written notice of the proposed registration to all other holders; and

3.1.2.	use its best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities which are specified in such written request together with the registrable securities of other holders joining in such request pursuant to written requests received by the Company.

3.2.	The Company undertakes that it will, once having qualified for registration on Form F-3, use its best efforts to comply with all necessary filings and other requirements so as to maintain such qualification.

3.3.	After a registration requested pursuant to Section 3, the Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated and to become effective less than one hundred and twenty (120) days after the effective date of any registration requested pursuant to Section 3.1.

3.4.	Notwithstanding the above, the Company shall not be required to effect a registration pursuant to Section 3 if:

3.4.1.	the reasonably-anticipated aggregate market price of the Registrable Securities to be registered thereunder is less than $750,000;

3.4.2.	if the Company has, within the six (6) month period preceding the date of such request, already effected one registration under Section 3, or two registrations under Section 3 in the previous twelve month period; or

3.4.3.	if Form F-3 is not available for such offering by the Shareholders;

3.4.4.	if the Company shall furnish to the Shareholders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement for a period of not more than one hundred and twenty (120) days after receipt of the request of the Shareholders under this Section 3; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

4.	Piggyback Registrations

4.1.	Whenever the Company proposes to register for its own account or for any other person other than in a registration pursuant to Section 2 or 3 any of its securities under either the Securities Act (other than a registration in connection with a merger or acquisition on Form F-4 or S-4 or one relating solely to employee benefit plans under Form S-8 or any similar form) or the Israeli Securities Laws, it will promptly, and at least thirty (30) days prior to the initial filing of a registration statement with the SEC or Israeli equivalent, give written notice to the Shareholders of its intention to effect such a registration and will include in such registration all the Registrable Securities not previously registered held by the Shareholders (subject to the provisions of Section 4.3 hereto) with respect to which the Company receives written requests for inclusion therein within twenty (20) days after receipt of such notice by the Shareholders (a “Piggyback Registration”).

4.2.	In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering and any Shareholders participating in such underwritten registration shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

4.3.	If a Piggyback Registration is an underwritten offering of the Company’s securities and the underwriter advises the Company in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the Company will include its securities in such registration in the following order:

(a)	if the Piggyback Registration is initiated by the Company:

(i)	first, all Registrable Securities proposed to be included by the Company.

(ii)	second, the Registrable Securities held by the Shareholders and the Holders on a pro rata basis.

(b)	if the Piggyback Registration is not initiated by the Company:

(i)	first, all Registrable Securities proposed to be included by the Shareholders and the Holders; provided that if such securities cannot be included, the Company shall include the Registrable Securities pro rata.

(ii)	second, all other securities of the Company or any other shareholders proposed to be included in such registration.

5.	Obligations of the Company. Whenever required hereunder to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

5.1.	Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective in accordance with the time periods indicated above, and, upon the request of the Shareholders, registered thereunder, keep such registration statement effective for a period of up to nine months or until the distribution contemplated in the registration statement has been completed;

5.2.	Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

5.3.	Furnish to the Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by him;

5.4.	Register and qualify the securities covered by such registration statement under such other securities laws of such jurisdictions as shall be reasonably requested by the Shareholders, as the case may be; provided, however, that in no event shall the Company be required to qualify to do business in any state or other jurisdiction or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject;

5.5.	In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with terms generally satisfactory to the managing underwriter of such offering. The Shareholders or other shareholders participating in such underwriting shall also enter into and perform its obligations under such an agreement;

5.6.	Notify the Shareholders at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

5.7.	Cause all Registrable Securities registered pursuant hereto to be listed on each securities exchange on which similar securities issued by the Company are then listed;

5.8.	Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities not later than the effective date of such registration; and

5.9.

Furnish, at the request of Shareholders requesting registration of Registrable Securities pursuant to Section 2 hereof, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (a) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Shareholders requesting registration of Registrable Securities, and (b) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Shareholders requesting registration of Registrable Securities.

6.	Expenses of Registration. The Company shall bear and pay the expenses incurred in connection with any registration, filing or qualification of Registrable Securities for the Shareholders, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees and the reasonable fees and disbursements of one counsel (plus local counsel, if appropriate) for the Shareholders, excluding underwriting discounts and commissions relating to the sale of Registrable Securities.

7.	Furnishing of Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the securities of the Shareholders that the Shareholders shall furnish to the Company such information as may be required to be included in the registration statement under the Securities Act regarding the Shareholders, the Registrable Securities held by him and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Securities.

8.	Indemnification and Contribution

8.1.

The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Shareholders, any underwriter for the Shareholders, each person, if any, who controls the Shareholders or such underwriter, and each of the Shareholders’ partners, shareholders, officers, directors, employees, legal counsel and accountants, from and against any and all losses, claims, damages, liabilities, and charges, joint or several (“Claims”), to which any of them may be subject under the Securities Act, the Exchange Act, the Israeli Securities Law, the Companies Law, or any other statute (whether U.S. or Israeli) or at common law, insofar as such Claims arise out of, are based upon, or are in connection with (a) any untrue statement of any material fact contained in any registration statement or prospectus, in each case, as amended or supplemented, under which such securities were sold, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any other violation by the Company of the Securities Act, the Exchange Act, the Israeli Securities Law, the Companies Law or any state or foreign jurisdiction securities laws in connection with each such registration, and shall reimburse each such person entitled to indemnification for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such Claim, as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such claim arises out of or is based upon any untrue statement or omission made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such person and/or any person acting on its behalf specifically for use in such registration statement or prospectus and provided further, that this indemnity shall not apply to amounts paid pursuant to any settlement effected without the consent of the party entitled to indemnification hereunder, which consent shall not be unreasonably withheld.

8.2.

The Shareholders shall indemnify and hold harmless, to the fullest extent permitted by law the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter and each of the Company’s or underwriter’s officers, directors, employees, legal counsel and accountants, from and against any and all Claims to which any of them may be subject under the Securities Act, the Exchange Act, the Israeli Securities Law, the Companies Law, or any other statute (whether U.S. or Israeli) or at common law, insofar as such Claims arise out of, are based upon, or are in connection with (a) any untrue statement made by the Shareholders of any material fact contained in any registration statement or prospectus, in each case, as amended or supplemented, under which such securities were sold, or (b) any omission or alleged omission made by the Shareholders to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company or each such person entitled to indemnification for any legal or other expenses reasonably incurred by the Company or such person in connection with investigating or defending any such Claim, as and when such expenses are incurred; provided, however, that the Shareholders shall be liable to the Company or any such person in any such case only to the extent that any such claim arises out of or is based upon any untrue statement or omission made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by the Shareholders and/or any person acting on the Shareholders’ behalf specifically for use in such registration statement or prospectus and provided further, that this indemnity shall not apply to amounts paid pursuant to any settlement effected without the consent of the party entitled to indemnification hereunder, which consent shall not be unreasonably withheld. The indemnification provided by the Shareholders shall be limited to the amount of the net proceeds received by the Shareholders from the sale of the Registrable Securities registered in such registration.

8.3.	Promptly after receipt by any person entitled to indemnification under Section 8.1 or Section 8.2, as the case may be, of notice of the commencement of any action, proceeding, or investigation in respect of which indemnity may be sought as provided above, such party (the “Indemnitee”) shall notify the party from whom indemnification is claimed (the “Indemnitor”). The Indemnitor shall promptly assume the defense of the Indemnitee with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnitor. The Indemnitee will cooperate with the Indemnitor in the defense of any action, proceeding, or investigation for which the Indemnitor assumes the defense, provided, however, that if the defendants in any action include both the Indemnitee and the Indemnitor and there is a conflict of interests which would prevent counsel for the Indemnitor from also representing the Indemnitee, the Indemnitee shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. The Indemnitor shall not be liable for the settlement by the Indemnitee of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement in any action, suit, or proceeding to which the Indemnitee is a party, unless such settlement includes a general release of the Indemnitee with no payment by the Indemnitee of consideration and without an admission of liability.

8.4.	The parties agree to notify promptly each other of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities held by the Shareholders, or any preliminary prospectus or registration statement relating to any sale of any Registrable Securities, or of any other litigation or proceedings to which this Section 8 is applicable of which they became aware.

8.5.	Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall prevail.

8.6.	The obligations of the Company and the Shareholders under this Section 8 shall survive the completion of any offering of

Registrable Securities in a registration statement under this Agreement.

8.7.	If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an Indemnitee (except as specifically provided therein), then the Indemnitor shall contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages, liabilities or expenses (a) in such proportion as is appropriate to reflect the relative benefits received by the Indemnitor on the one hand and the Indemnitee on the other from the registration, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, or provides a lesser sum to the Indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect the relative fault of the Indemnitor and the Indemnitee as well as any other relevant equitable considerations; provided that in no event shall any contribution by the Shareholders hereunder exceed the net proceeds from the offering received from the Shareholders. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.	Reports Under the Exchange Act

With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Shareholders to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

9.1.	make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

9.2.	take such action as is necessary to enable the Shareholders to utilize Form F-3 for the sale of his Registrable Securities;

9.3.	file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

9.4.

furnish to the Shareholders, so long as the Shareholders owns any Registrable Securities, forthwith upon being so requested (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (b) a copy of the most recent annual or, to the extent applicable, quarterly report of the Company and such other reports and documents so filed by the Company, and (c) such other information as may be reasonably requested in availing the Shareholders of any rule or regulation of the SEC which permits the selling of any Registrable Securities without registration or pursuant to such form;

9.5.	comply with all other necessary filings and other requirements so as to enable the Shareholders and any transferee thereof to sell Registrable Securities under Rule 144 under the Securities Act (or any similar rule then in effect); and

9.6.	use its best efforts to maintain the listing of its Ordinary Shares on the Nasdaq SmallCap Market (“Nasdaq”), and should its Ordinary Shares be delisted from Nasdaq, to cause the reinstatement of the Ordinary Shares to listing on Nasdaq, including through the pursuit of the formal appeal process established by Nasdaq.

10.	Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned (but only with all related obligations) by the Shareholders to a transferee or assignee of such securities and such transferee or assignee shall be deemed the “Shareholder” hereunder; provided, however, (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee the securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to all the terms and conditions of this Agreement.

11.	Additional Registration Rights. Following the first anniversary of the Closing Date, the Company shall use reasonable efforts to negotiate additional registration rights for the Shareholder if he is not then entitled to sell its shares under Rule 144.

12.	Expiration of Registration Rights. The registration rights contained herein shall expire five (5) years after the Closing Date

13.	Miscellaneous.

13.1.	Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

13.2.	This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

Each party to this Agreement consents to the exclusive jurisdiction and venue of the courts of the State of New York.

13.3.	Except as otherwise expressly limited herein and subject to the provisions of Section 10 above, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

13.4.	This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Shareholders. For the avoidance of doubt, the Company may execute any other registration rights agreement and such agreement, if and when executed, shall not be deemed to be an amendment of this Agreement or require the consent of the Shareholders.

13.5.	All article and section headings are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

13.6.	All notices and other communications required or permitted hereunder are to be given pursuant to the provisions of the Agreement.

13.7.	If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

13.8.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

13.9.	In no event shall either the Company or the Shareholders be liable to the other party for any consequential, indirect, special or incidental costs, damages or loss (including, without limitation,

lost profits, loss of business), regardless of the nature, arising out of or relating in any way to this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.

VIRYANET LIMITED	LIBERTYVIEW SPECIAL OPPORTUNITIES FUND, LP

By:	By:

ODED UNGER	LIOR BREGMAN

ROCHELLE ZUDKEWICH

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]